Filed pursuant to Rule 433
Registration No. 333-192302

CitiFirst

Offerings Brochure for Third Party Investors
July 2014

2	CitiFirst Offerings Brochure | July 2014

For all offerings documented herein (other than the Market-Linked Certificates of Deposit):

Investment Products	Not FDIC Insured	May Lose Value	No Bank Guarantee

3	CitiFirst Offerings Brochure | July 2014

Introduction to CitiFirst Investments

CitiFirst is the brand name for Citi’s offering of investments including notes and deposits. Tailored to meet the needs of a range of investors, CitiFirst investments are divided into three categories based on the amount of principal due at maturity:

CitiFirst Protection

Full principal amount due at maturity

Investments provide for the full principal amount to be due at maturity, subject to the credit risk of the issuer, and are for investors who place a priority on the preservation of principal while looking for a way to potentially outperform cash or traditional fixed income investments

CitiFirst Performance

Payment due at maturity may be less than the principal amount

Investments provide for a payment due at maturity, subject to the credit risk of the issuer, that may be less than the principal amount and in some cases may be zero, and are for investors who are seeking the potential for current income and/or growth, in addition to partial or contingent downside protection

CitiFirst Opportunity

Payment due at maturity may be zero

Investments provide for a payment at maturity, subject to the credit risk of the issuer, that may be zero and are for investors who are willing to take full market risk in return for either leveraged principal appreciation at a predetermined rate or access to a unique underlying strategy

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment. The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of Citi. All returns and any principal amount due at maturity are subject to the applicable issuer credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Structured investments are not conventional debt securities. They are complex in nature and the specific terms and conditions will vary for each offering.

CitiFirst operates across all asset classes meaning that underlying assets include equities, commodities, currencies, interest rates and alternative investments. When depicting a specific product, the relevant underlying asset will be shown as a symbol on the cube:

For instance, if a CitiFirst Performance investment were based upon a single stock, which belongs to an equity asset class, its symbol would be shown as follows:

Classification of investments into categories is not intended to guarantee particular results or performance. Though the potential returns on structured investments are based upon the performance of the relevant underlying asset or index, investing in a structured investment is not equivalent to investing directly in the underlying asset or index.

4	CitiFirst Offerings Brochure | July 2014

Market-Linked Notes Based on the Dow Jones Industrial AverageSM

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying index:	The Dow Jones Industrial AverageSM (ticker symbol: “INDU”)
Stated principal amount:	$1,000 per note
Pricing date:	July , 2014 (expected to be July 28, 2014)
Issue date:	July , 2014 (three business days after the pricing date)
Valuation dates:	The day of each January, April, July and October (expected to be the 28th day of each January, April, July and October) during the term of the notes, each subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	January , 2020 (expected to be January 31, 2020)
Payment at maturity:	For each note, the $1,000 stated principal amount per note plus the note return amount, which will be either zero or positive
Note return amount:

•   If the average index return percentage is greater than zero:

$1,000 x average index return percentage x upside participation rate

•   If the average index return percentage is less than or equal to zero:

$0

Average index return percentage:	The arithmetic average of the interim index return percentages, as measured on each of the valuation dates
Interim index return percentage:	On each valuation date: (ending index level – initial index level) / initial index level
Initial index level:	, the closing level of the underlying index on the pricing date
Ending index level:	The closing level of the underlying index on the relevant valuation date
Upside participation rate:	100% to 110%. The actual upside participation rate will be determined on the pricing date.
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
CUSIP:	1730T0U23
Selling Concession (paid to advisors):	3.00%

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

5	CitiFirst Offerings Brochure | July 2014

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	A medium-term equity index-linked investment	■	A holding period of approximately 5.5 years

■	Full principal amount due at maturity	■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

6	CitiFirst Offerings Brochure | July 2014

Callable Fixed to CMS Linked Notes (CMS30 / CMS5)

    Indicative Terms*

Issuer:	International Bank for Reconstruction and Development (“World Bank” or “IBRD”)
Notes:	Callable Fixed to CMS Linked Notes Due July [31], 2034
Issue price:	$1,000 per Note
Trade date:	July , 2014 (expected to be July 24, 2014)
Issue date:	July , 2014 (five Business Days after the trade date).
Maturity date:	July , 2034 (expected to be July 31, 2034)
Interest:	Initial Rate: The Notes will bear interest at the rate of [10.00]% per annum during each Interest Period from and including July [31], 2014 to but excluding July [31], 2015.
Subsequent Rate: Unless earlier redeemed by the World Bank, from and including July [31], 2015 to but excluding the Maturity Date, the Notes will bear interest during each Interest Period at the per annum rate determined on the second U.S. government Securities Business Day prior to the beginning of such Interest Period equal to the greater of (i) [9.00] times the CMS Spread minus 0.50%, subject to a maximum interest rate of [10.00]% per annum for any interest period, and (ii) 0%. The “CMS Spread” will be equal to the 30-year 30/360 USD Semi-annual Constant Maturity Swap Rate (“CMS30”) minus the 5-year 30/360 USD Semi-annual Constant Maturity Swap Rate (“CMS5”), as determined on the second U.S. Government Securities Business Day prior to the start of each Interest Period. Interest on the Notes will accrue on the basis of a 360-day year of twelve 30-day months.
Minimum interest rate:	0%
Maximum interest rate:	[10.00]% per annum
Interest period:	Each semi-annual period from and including an Interest Payment Date (or the Issue Date, in the case of the first period) to but excluding the next Interest Payment Date.
Interest payment dates:	January [31] and July [31] of each year, from and including January [31], 2015, to and including the Maturity Date (or Optional Redemption Date, if applicable).
Payment at maturity:	On the Maturity Date you will receive the nominal amount of your Notes plus any accrued and unpaid interest.
Call option:	The Notes will be redeemable at the option of the World bank, in whole only, on any Interest Payment Date, commencing on and including the Interest Payment date on July [31], 2015, upon written notice of a minimum of five Business Days, at 100% of the nominal amount plus any accrued and unpaid interest (such date, the “Optional Redemption Date”).
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
CUSIP:	45905UPQ1
Selling Concession (paid to advisors):	up to 3.50%

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

7	CitiFirst Offerings Brochure | July 2014

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 20 years

■	A callable long-term interest rate investment	■	The possibility of losing part or all of the principal amount invested if not held to maturity

■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Risk Factors Relating to the Notes” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

8	CitiFirst Offerings Brochure | July 2014

Callable Fixed to CMS Linked Notes (CMS30 / CMS2)

  Indicative Terms*

Issuer:	International Bank for Reconstruction and Development (“World Bank” or “IBRD”)
Notes:	Callable Fixed to CMS Linked Notes Due July [31], 2034
Issue price:	$1,000 per Note
Trade date:	July , 2014 (expected to be July 24, 2014)
Issue date:	July , 2014 (five Business Days after the trade date).
Maturity date:	July , 2034 (expected to be July 31, 2034)
Interest:

Initial Rate: The Notes will bear interest at the rate of [7.00]% per annum during each Interest Period from and including July [31], 2014 to but excluding July [31], 2015.

Subsequent Rate: Unless earlier redeemed by the World Bank, from and including July [31], 2015 to but excluding the Maturity Date, the Notes will bear interest during each Interest Period at the per annum rate determined on the second U.S. government Securities Business Day prior to the beginning of such Interest Period equal to the greater of (i) [9.00] times the CMS Spread minus 0.25%, subject to a maximum interest rate of [7.00]% per annum for any interest period, and (ii) 0%. The “CMS Spread” will be equal to the 30-year 30/360 USD Semi-annual Constant Maturity Swap Rate (“CMS30”) minus the 2-year 30/360 USD Semi-annual Constant Maturity Swap Rate (“CMS2”), as determined on the second U.S. Government Securities Business Day prior to the start of each Interest Period. Interest on the Notes will accrue on the basis of a 360-day year of twelve 30-day months.

Minimum interest rate:	0%
Maximum interest rate:	[7.00]% per annum
Interest period:	Each semi-annual period from and including an Interest Payment Date (or the Issue Date, in the case of the first period) to but excluding the next Interest Payment Date.
Interest payment dates:	January [31] and July [31] of each year, from and including January [31], 2015, to and including the Maturity Date (or Optional Redemption Date, if applicable).
Payment at maturity:	On the Maturity Date you will receive the nominal amount of your Notes plus any accrued and unpaid interest.
Call option:	The Notes will be redeemable at the option of the World bank, in whole only, on any Interest Payment Date, commencing on and including the Interest Payment date on July [31], 2015, upon written notice of a minimum of five Business Days, at 100% of the nominal amount plus any accrued and unpaid interest (such date, the “Optional Redemption Date”).
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
CUSIP:	45905UPR9
Selling Concession (paid to advisors):	up to 3.50%

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

9	CitiFirst Offerings Brochure | July 2014

  Investor Profile

Investor Seeks:		Investor Can Accept:
■	Full principal amount due at maturity	■	A holding period of approximately 20 years

■	A callable long-term interest rate investment	■	The possibility of losing part or all of the principal amount invested if not held to maturity

■

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Risk Factors Relating to the Notes” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

10	CitiFirst Offerings Brochure | July 2014

Callable Fixed to Floating Rate Notes

  Indicative Terms*

Issuer:		Citigroup Inc.
Notes:		Callable Fixed to Floating Rate Notes due 2029
Stated principal amount:		$1,000 per note
CMS reference index:		On any CMS reference determination date, CMS30 minus CMS2, each as determined on that CMS reference determination date
Underlying index:		S&P 500® Index
Pricing date:		July , 2014 (expected to be July 25, 2014)
Issue date:		July , 2014 (three business days after the pricing date)
Maturity date:		Unless earlier redeemed, July , 2029 (expected to be July 30, 2029)
Payment at maturity:		Unless earlier redeemed by us, $1,000 per note plus the coupon payment due at maturity, if any
Coupon payments:

From and including the issue date to but excluding July     , 2015 (expected to be July 30, 2015): 8.00%

From and including July     , 2015 (expected to be July 30, 2015) to but excluding the maturity date: you will receive a coupon payment at an annual rate equal to the variable coupon rate for that coupon payment date. The variable coupon rate for any coupon payment date will be determined as follows:

	relevant contingent rate per annum x	number of accrual days during the related accrual period
number of elapsed days during the related accrual period

If the number of accrual days in a given accrual period is less than the number of elapsed days in that accrual period, the variable coupon rate for the related coupon payment date will be less than the full relevant contingent rate, and if there are no accrual days in a given accrual period, the variable coupon rate for the related coupon payment date will be 0.00%.

Relevant contingent rate:

The relevant contingent rate for any coupon payment date after the first year following issuance of the notes means:

4.00 x the CMS reference index (as of the CMS reference determination date for the related accrual period), subject to a minimum contingent rate of 0.00% per annum and a maximum contingent rate of 8.00% per annum.

If the CMS reference index for any accrual period is less than or equal to 0.00%, the relevant contingent rate for that accrual period will be 0.00% and you will not receive any coupon payment on the related coupon payment date. The relevant contingent rate will in no event exceed 8.00% per annum.

Coupon payment dates:		Expected to be the 30th day of each January, April, July and October, and expected to begin on October 30, 2014
Accrual period:		For each coupon payment date after the first year following issuance of the notes, the period from and including the immediately preceding coupon payment date to but excluding such coupon payment date

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

11	CitiFirst Offerings Brochure | July 2014

CMS reference determination dates:	For any accrual period commencing on or after July , 2015 (expected to be July 30, 2015), the second U.S. government securities business day prior to the first day of that accrual period
Maximum contingent rate:	8.00% per annum
Minimum contingent rate:	0.00% per annum
Accrual condition:	The accrual condition will be satisfied on an elapsed day if the closing level of the underlying index is greater than or equal to the accrual barrier level on that elapsed day.
Initial index level:	, the closing level of the underlying index on the pricing date
Accrual barrier level:	, 75.00% of the initial index level
Early redemption:	We have the right to redeem the notes, in whole and not in part, quarterly on any coupon payment date on or after July , 2015 (expected to be July 30, 2015) upon not less than five business days’ notice for an amount in cash equal to 100% of the stated principal amount of your notes plus the coupon payment due on the date of redemption, if any
Listing:	The notes will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the notes unless you are willing to hold them to maturity.
CUSIP:	1730T0U56
Selling Concession (paid to advisors):	up to 3.50%

  Investor Profile

Investor Seeks:		Investor Can Accept:
¡	Full principal amount due at maturity	¡	A holding period of approximately 15 years

¡	Contingent coupon	¡	The possibility of losing part or all of the principal amount invested if not held to maturity

¡	A callable long-term equity and interest-rate linked investment	¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Risk Factors Relating to the Notes” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

12	CitiFirst Offerings Brochure | July 2014

Buffer Securities Based on the EURO STOXX 50® Index

    Indicative Terms*

Issuer:	Citigroup Inc.
Underlying shares:	The EURO STOXX 50® Index (ticker symbol: “SX5E”)
Stated principal amount:	$1,000 per security
Pricing date:	July , 2014 (expected to be July 29, 2014)
Issue date:	August , 2014 (three business days after the pricing date)
Valuation dates:	July , 2019 (expected to be July 29, 2019), subject to postponement if such date is not a scheduled trading day or if certain market disruption events occur
Maturity date:	August , 2019 (expected to be August 1, 2019)
Payment at maturity:

For each $1,000 stated principal amount security you hold at maturity:

•   If the final index level is greater than the initial index level:

$1,000 + the return amount

•   If the final index level is equal to or less than the initial index level by an amount equal to or less than the buffer amount:

$1,000

•   If the final index level is less than the initial index level by an amount greater than the buffer amount:

($1,000 x the index performance factor) + $250.00

If the final index level declines from the initial index level by more than the buffer amount, your payment at maturity will be less, and possibly significantly less, than the $1,000 stated principal amount per security. You should not invest in the securities unless you are willing and able to bear the risk of losing a significant portion of your investment.

Initial index level:	, the closing level of the underlying index on the pricing date
Final index level:	The closing level of the underlying index on the final valuation date
Index performance factor:	The final index level divided by the initial index level
Index percent increase:	The final index level minus the initial index level, divided by the initial index level
Return amount:	$1,000 x index percent increase x upside participation rate
Upside participation rate:	95.00% to 105.00%. The actual upside participation rate will be determined on the pricing date
Buffer amount:	25.00%
Listing:	The securities will not be listed on any securities exchange and, accordingly, may have limited or no liquidity. You should not invest in the securities unless you are willing to hold them to maturity.
CUSIP:	1730T0T90
Selling Concession (paid to advisors):	3.00%

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

13	CitiFirst Offerings Brochure | July 2014

  Investor Profile

Investor Seeks:		Investor Can Accept:
¡	A medium-term equity index-linked investment	¡	A holding period of approximately 5 years

		¡	The possibility of losing a significant portion of the principal amount invested

¡

The structured investments discussed herein are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment

A complete description of the risks associated with this investment is outlined in the “Summary Risk Factors” section of the applicable preliminary pricing supplement.

For questions, please call your Financial Advisor

* The information listed above is not intended to be a complete description of all of the terms, risks and benefits of a particular investment. All maturities are approximate. All terms in brackets are indicative only and will be set on the applicable pricing date. All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of the Market-Linked Certificates of Deposit which have FDIC insurance, subject to applicable limitations. Please refer to the relevant investment’s offering documents and related material(s) for additional information.

14	CitiFirst Offerings Brochure | July 2014

General Overview of Investments

Investments	Maturity	Risk Profile*	Return*
Contingent Absolute Return MLDs/Notes	1-2 Years	Full principal amount due at maturity	If the underlying never crosses either an upside or downside threshold, the return on the investment equals the absolute value of the return of the underlying. Otherwise, the return equals zero
Contingent Upside Participation MLDs/Notes	1-3 Years	Full principal amount due at maturity	If the underlying crosses an upside threshold, the return on the investment equals an interest payment paid at maturity. Otherwise, the return equals the greater of the return of the underlying and zero
Minimum Coupon Notes	3-5 Years	Full principal amount due at maturity	If the underlying ever crosses an upside threshold during a coupon period, the return for the coupon period equals the minimum coupon. Otherwise, the return for a coupon period equals the greater of the return of the underlying during the coupon period and the minimum coupon

Investments	Maturity	Risk Profile*	Return*
ELKS®	6-13 Months	Payment at maturity may be less than the principal amount	A fixed coupon is paid regardless of the performance of the underlying. If the underlying never crosses a downside threshold, the return on the investment equals the coupons paid. Otherwise, the return equals the sum of the coupons paid and the return of the underlying at maturity
Buffer Notes	1-3 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the lesser of (a) the return of the underlying multiplied by a participation rate and (b) the maximum return on the notes. If the return of the underlying is either zero or negative by an amount lesser than the buffer amount, the investor receives the stated principal amount. Otherwise, the return on the investment equals the return of the underlying plus the buffer amount
PACERSSM	3-5 Years	Payment at maturity may be less than the principal amount	If the underlying is equal to or greater than a threshold (such as its initial value) on any call date, the note is called and the return on the investment equals a fixed premium. If the note has not been called, at maturity, if the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero
LASERSSM	3-4 Years	Payment at maturity may be less than the principal amount	If the return of the underlying is positive at maturity, the return on the investment equals the return of the underlying multiplied by a participation rate (some versions are subject to a maximum return on the notes). If the return of the underlying is negative and the underlying has crossed a downside threshold, the return on the investment equals the return of the underlying, which will be negative. Otherwise, the return equals zero

Investments	Maturity	Risk Profile*	Return*
Upturn Notes	1-2 Years	Payment at maturity may be zero	If the underlying is above its initial level at maturity, the return on the investment equals the lesser of the return of the underlying multiplied by a participation rate and the maximum return on the notes. Otherwise, the return equals the return of the underlying
Fixed Upside Return Notes	1-2 Years	Payment at maturity may be zero	If the underlying is equal to or above its initial level at maturity, the return on the investment equals a predetermined fixed amount. Otherwise, the return equals the return of the underlying
Strategic Market Access Notes	3-4 Years	Payment at maturity may be zero	The return on the investment equals the return of a unique index created by Citi

* All returns and any principal amount due at maturity are subject to the applicable issuer’s credit risk, with the exception of Market-Linked Certificates of Deposit which has FDIC insurance, subject to applicable limitations. This is not a complete list of CitiFirst structures. The descriptions above are not intended to completely describe how an investment works or to detail all of the terms, risks and benefits of a particular investment. The return profiles can change. Please refer to the offering documents and related material(s) of a particular investment for a comprehensive description of the structure, terms, risks and benefits related to that investment.

15	CitiFirst Offerings Brochure | July 2014

Important Information for the Monthly Offerings

Investment Information

The investments set forth in the previous pages are intended for general indication only of the CitiFirst Investments offerings. The issuer reserves the right to terminate any offering prior to its pricing date or to close ticketing early on any offering.

SEC Registered (Public) Offerings

Each issuer has separately filed a registration statement (including a prospectus) with the Securities and Exchange Commission (the “SEC”) for the SEC registered offerings by that issuer to which this communication relates. Before you invest in any of the registered offerings identified in this Offerings Brochure, you should read the prospectus in the applicable registration statement and the other documents the issuer have filed with the SEC for more complete information about that issuer and offerings. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.

For Registered Offerings Issued by: Citigroup Inc.

Issuer’s Registration Statement Number: 333-192302

Issuer’s CIK on the SEC Website: 0000831001

Alternatively, you can request a prospectus and any other documents related to the offerings, either in hard copy or electronic form, by calling toll-free 1-877-858-5407 or by calling your Financial Advisor.

The SEC registered securities described herein are not bank deposits but are senior, unsecured debt obligations of the issuer. The SEC registered securities are not insured or guaranteed by the Federal Deposit Insurance Corporation (“FDIC”) or any other governmental agency or instrumentality.

Market-Linked Certificates of Deposit

The Market-Linked Deposits (“MLDs”) are not SEC registered offerings and are not required to be so registered. For indicative terms and conditions on any MLD, please contact your Financial Advisor or call the toll-free number 1-800-831-9146.

16	CitiFirst Offerings Brochure | July 2014

Overview of Key Benefits

and Risks of CitiFirst Investments

Benefits

¡	Investors can access investments linked to a variety of underlying assets or indices, such as domestic and foreign indices, exchange-traded funds, commodities, foreign-exchange, interest rates, equities, or a combination thereof.

¡	Structured investments can offer unique risk/ return profiles to match investment objectives, such as the amount of principal due at maturity, periodic income, and enhanced returns.

Risks

¡	The risks below are not intended to be an exhaustive list of the risks associated with a particular CitiFirst Structured Investment offering. Before you invest in any CitiFirst Structured Investment, you should thoroughly review the particular investment’s offering document(s) and related material(s) for a comprehensive description of the risks and considerations associated with the particular investment.

¡	Potential for Loss

¡	The terms of certain investments provide that the full principal amount is due at maturity, subject to the issuer credit risk. However, if an investor sells or redeems such investment prior to maturity, the investor may receive an amount less than his/her original investment.

¡	The terms of certain investments provide that the payment due at maturity could be significantly less than the full principal amount and, for certain investments, could be zero. In these cases, an investor may receive an amount significantly less than his/ her original investment and may receive nothing at maturity of the investment.

¡	Appreciation May Be Limited – Depending on the investment, an investor’s appreciation may be limited by a maximum amount payable or by the extent to which the return reflects the performance of the underlying asset or index.

¡	Issuer Credit Risk – All payments on CitiFirst Structured Investments are dependent on the applicable issuer’s ability to pay all amounts due on these investments, including any principal due at maturity, and therefore investors are subject to the credit risk of the applicable issuer.

¡	Secondary Market – There may be little or no secondary market for a particular investment. If the applicable offering document(s) so specifies, the issuer may apply to list an investment on a securities exchange, but it is not possible to predict whether any investment will meet the listing requirements of that particular exchange, or if listed, whether any secondary market will exist.

¡	Resale Value of a CitiFirst Structured Investment May be Lower than Your Initial Investment – Due to, among other things, the changes in the price of and dividend yield on the underlying asset, interest rates, the earnings performance of the issuer of the underlying asset, and the applicable issuer of the CitiFirst Structured Investment’s perceived creditworthiness, the investment may trade, if at all, at prices below its initial issue price and an investor could receive substantially less than the amount of his/her original investment upon any resale of the investment.

¡	Volatility of the Underlying Asset or Index – Depending on the investment, the amount you receive at maturity could depend on the price or value of the underlying asset or index during the term of the trade as well as where the price or value of the underlying asset or index is at maturity; thus, the volatility of the underlying asset or index, which is the term used to describe the size and frequency of market fluctuations in the price or value of the underlying asset or index, may result in an investor receiving an amount less than he/she would otherwise receive.

¡	Potential for Lower Comparable Yield – The effective yield on any investment may be less than that which would be payable on a conventional fixed-rate debt security of the same issuer with comparable maturity.

¡	Affiliate Research Reports and Commentary – Affiliates of the particular issuer may publish research reports or otherwise express opinions or provide recommendations from time to time regarding the underlying asset or index which may influence the price or value of the underlying asset or index and, therefore, the value of the investment. Further, any research, opinion or recommendation expressed within such research reports may not be consistent with purchasing, holding or selling the investment.
¡	The United States Federal Income Tax Consequences of Structured Investments are Uncertain – No statutory, judicial or administrative authority directly addresses the characterization of structured investments for U.S. federal income tax purposes. The tax treatment of a structured investment may be very different than that of its underlying asset. As a result, significant aspects of the U.S. federal income tax consequences and treatment of an investment are not certain. The offering document(s) for each structured investment contains tax conclusions and discussions about the expected U.S. federal income tax consequences and treatment of the related structured investment. However, no ruling is being requested from the Internal Revenue Service with respect to any structured investment and no assurance can be given that the Internal Revenue Service will agree with the tax conclusions and treatment expressed within the offering document(s) of a particular structured investment. Citigroup Inc., its affiliates, and employees do not provide tax or legal advice. Investors should consult with their own professional advisor(s) on such matters before investing in any structured investment.

¡	Fees and Conflicts – The issuer of a structured investment and its affiliates may play a variety of roles in connection with the investment, including acting as calculation agent and hedging the issuer’s obligations under the investment. In performing these duties, the economic interests of the affiliates of the issuer may be adverse to the interests of the investor.

17	CitiFirst Offerings Brochure | July 2014

Additional Considerations

Please note that the information contained in this brochure is current as of the date indicated and is not intended to be a complete description of the terms, risks and benefits associated with any particular structured investment. Therefore, all of the information set forth herein is qualified in its entirety by the more detailed information provided in the offering documents(s) and related material for the respective structured investment.

The structured investments discussed within this brochure are not suitable for all investors. Prospective investors should evaluate their financial objectives and tolerance for risk prior to investing in any structured investment.

Tax Disclosure

Citigroup Inc., its affiliates and employees do not provide tax or legal advice. To the extent that this brochure or any offering document(s) concerns tax matters, it is not intended to be used and cannot be used by a taxpayer for the purpose of avoiding penalties that may be imposed by law. Any such taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.

ERISA and IRA Purchase Considerations

Employee benefit plans subject to ERISA, entities the assets of which are deemed to constitute the assets of such plans, governmental or other plans subject to laws substantially similar to ERISA and retirement accounts (including Keogh, SEP and SIMPLE plans, individual retirement accounts and individual retirement annuities) are permitted to purchase structured investments as long as either (A) (1) no Citi affiliate or employee is a fiduciary to such plan or retirement account that has or exercises any discretionary authority or control with respect to the assets of such plan or retirement account used to purchase the structured investments or renders investment advice with respect to those assets, and (2) such plan or retirement account is paying no more than adequate consideration for the structured investments, or (B) its acquisition and holding of the structured investment is not prohibited by any such provisions or laws or is exempt from any such prohibition.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the structured investments if the account, plan or annuity is for the benefit of an employee of Citi or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of structured investments by the account, plan or annuity. You should refer to the section “ERISA Matters” in the applicable offering document(s) for more information.

Distribution Limitations and Considerations

This document may not be distributed in any jurisdiction where it is unlawful to do so. The investments described in this document may not be marketed, or sold or be available for offer or sale in any jurisdiction outside of the U.S., unless explicitly stated in the offering document(s) and related materials. In particular:

WARNING TO INVESTORS IN HONG KONG ONLY: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. Investors are advised to exercise caution in relation to the offer. If Investors are in any doubt about any of the contents of this document, they should obtain independent professional advice.

This offer is not being made in Hong Kong, by means of any document, other than (1) to persons whose ordinary business it is to buy or sell shares or debentures (whether as principal or agent); (2) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong (the “SFO”) and any rules made under the SFO; or (3) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies Ordinance (Cap. 32) of Hong Kong (the “CO”) or which do not constitute an offer to the public within the meaning of the CO.

There is no advertisement, invitation or document relating to structured investments, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to structured investments which are or are intended to be disposed of only to persons outside Hong Kong or only to the persons or in the circumstances described in the preceding paragraph.

WARNING TO INVESTORS IN SINGAPORE ONLY: This document has not been registered as a prospectus with the Monetary Authority of Singapore under the Securities and Futures Act, Chapter 289 of the Singapore Statutes (the Securities and Futures Act). Accordingly, neither this document nor any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the structured investments may be circulated or distributed, nor may the structured investments be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than in circumstances where the registration of a prospectus is not required and thus only (1) to an institutional investor or other person falling within section 274 of the Securities and Futures Act, (2) to a relevant person (as defined in section 275 of the Securities and Futures Act) or to any person pursuant to section 275(1A) of the Securities and Futures Act and in accordance with the conditions specified in section 275 of that Act, or (3) pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act. No person receiving a copy of this document may treat the same as constituting any invitation to him/ her, unless in the relevant territory such an invitation could be lawfully made to him/her without compliance with any registration or other legal requirements or where such registration or other legal requirements have been complied with. Each of the following relevant persons specified in Section 275 of the Securities and Futures Act who has subscribed for or purchased structured investments, namely a person who is:

(a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, or

(b) a trust (other than a trust the trustee of which is an accredited investor) whose sole purpose is to hold investments and of which each beneficiary is an individual who is an accredited investor, should note that securities of that corporation or the beneficiaries’ rights and interest in that trust may not be transferred for 6 months after that corporation or that trust has acquired the structured investments under Section 275 of the Securities and Futures Act pursuant to an offer made in reliance on an exemption under Section 275 of the Securities and Futures Act unless:

(i) the transfer is made only to institutional investors, or relevant persons as defined in Section 275(2) of that Act, or arises from an offer referred to in Section 275(1A) of that Act (in the case of a corporation) or in accordance with Section 276(4)(i)(B) of that Act (in the case of a trust);

(ii)	no consideration is or will be given for the transfer; or

(iii)	the transfer is by operation of law.

18	CitiFirst Offerings Brochure | July 2014

Notes

19	CitiFirst Offerings Brochure | July 2014

Notes

To discuss CitiFirst structured investment ideas and strategies, Financial Advisors, Private Bankers and other distribution partners may call our sales team. Private Investors should call their financial advisor or private banker.

Client service number for Financial Advisors and Distribution Partners in the Americas:

+1 (212) 723-7005

For more information, please go to www.citifirst.com

EURO STOXX 50® is a service mark of STOXX Limited and/or its licensors that has been sublicensed for use for certain purposes by Citigroup Inc. and its affiliates. For more information, see “Equity Index Descriptions — EURO STOXX 50® Index — License Agreement with STOXX Limited” in the accompanying underlying supplement.

Dow Jones Industrial AverageSM is a service mark of Dow Jones & Company, Inc. (“Dow Jones”) and has been licensed for use by Citigroup Inc. The Notes described herein are not sponsored, endorsed, sold or promoted by Dow Jones and Dow Jones makes no warranties and bears no liability with respect to the Notes

Standard & Poor’s,” “S&P 500®,” and “S&P®” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Citigroup Inc.

©2014 Citigroup Inc. Citi and Citi with Arc Design are registered service marks of Citigroup Inc. or its affiliates.